UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 6, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Luna Innovations Incorporated (the “Company”) approved the disbursement of bonuses for 2007 to certain members of the Company’s senior management pursuant to the terms of the Company’s senior management incentive compensation plan (the “Bonus Plan”). Under the terms of the Bonus Plan, a participant is eligible for annual bonus cash payments based upon the Company’s achievement of specified financial goals and the participant’s achievement of certain qualitative objectives. Bonuses are payable if these eligibility requirements are met as determined pursuant to an annual evaluation following the completion of the Company’s fiscal year, which ended December 31.

On March 6, 2008, the Compensation Committee approved an amendment to the Bonus Plan with those Company officers eligible to participate therein whereby portions of the bonuses for those members of senior management would be paid in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in lieu of cash. As an incentive to have senior management agree to accept Common Stock in lieu of cash bonuses, the Compensation Committee approved grants of additional shares of Common Stock in amounts equal to five percent (5%) of the number of shares accepted in lieu of the cash bonuses. At its meeting on March 6, 2007, the Compensation Committee determined to calculate the actual number of shares of Common Stock issued in lieu of cash bonuses to the Company’s senior management using the closing market price of the Common Stock as listed on the NASDAQ Global Market on March 7, 2008, the following day.

In particular, the Compensation Committee approved the issuance of 20,349 shares of Common Stock to Dr. Kent A. Murphy, the Company’s Chief Executive Officer; 9,488 shares of Common Stock to Dale E. Messick, the Company’s Chief Financial Officer; 14,677 shares of Common Stock to Scott A. Graeff, the Company’s Chief Commercialization Officer; 4,916 shares of Common Stock to Robert G. Lenk, President, Luna nanoWorks Division, and 9,757 shares of Common Stock to Kenneth D. Ferris, former President, Luna Advanced Systems Division.

The determination of the number of shares of Common Stock issued in lieu of cash bonuses to our senior management was based on the closing market price of the Company’s Common Stock as listed on the NASDAQ Global Market on March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

	By:	/s/ Kevin W. Holt
Kevin W. Holt
Vice President and General Counsel
Date: March 12, 2008